SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See item 3.02 below, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 19, 2007, Chelsea Therapeutics International, Ltd. (the “Company”) entered into definitive securities purchase agreements to raise approximately $12.5 million, before placement agent fees and offering expenses, through the sale of 2,648,305 shares of its $0.0001 par value common stock to existing institutional and accredited investors at a price of $4.72 per share. The offering is expected to close on March 22, 2007, subject to customary closing conditions, at which time the Company will also issue to the investors warrants for the purchase of 794,492 additional shares of common stock. The warrants have a five-year term, are immediately exercisable at an exercise price of $5.66 per share, and are redeemable at the Company’s option for $0.0001 per share in the event that the volume weighted average closing bid price of the Company’s common stock for any twenty (20) consecutive trading days is at least $12.00 per share (subject to adjustment for any stock splits, combinations or other similar events with respect to the Company’s common stock).

In connection with this offering, the Company engaged Leerink Swann & Company as its placement agent, with ThinkEquity Partners acting as financial advisor. The company will use 6.125% of the proceeds it receives in the offering to pay for placement agent fees equal to 75% of such amount, and to pay others for other advisory services over time. The Company will also reimburse the placement agent for its reasonable, documented expenses (including reasonable legal fees) incurred in the offering (which reimbursement shall not exceed $75,000 in the aggregate).

Neither the shares of common stock purchased by the investors nor the shares of common stock underlying the warrants were registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) and Regulation D under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The investors qualified as accredited investors, as defined in Regulation D, in order to receive the common stock and the warrants. The shares of common stock and the shares of common stock underlying the warrants cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Under the terms of the offering we have agreed to file a registration statement with the SEC within 30 days of the closing for the shares of common stock sold and the shares of common stock underlying the warrants.

A copy of the form of subscription agreement and warrant for the offering is attached to this report as Exhibit 10.11. A copy of the press release announcing the offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

10.11	Form of Subscription Agreement and Warrant.

99.1	Press release dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: March 20, 2007	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer